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                                                                  Exhibit 5.1(c)



                        [LETTERHEAD OF BROWN & WOOD LLP]



                                                               September 3, 1999

Nellie Mae Education Loan Corporation
1240 Pawtucket Avenue
Rumford, Rhode Island  02916

                 Re:   Nellie Mae Education Loan Corporation
                       Registration Statement on Form S-3
                       File No. 333-78725
                       -------------------------------------

Ladies and Gentlemen:

         We have acted as special New York counsel to Nellie Mae Education Loan Corporation, a Delaware corporation (the "Registrant"), in connection with the Registrant's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Asset-Backed Notes (the "Notes") and Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") to be issued from time to time by separate Delaware trusts established by the Registrant (each, an "Issuer"). Capitalized term used but not defined herein shall have the definitions assigned to such terms in the Registration Statement. The Notes will be issued from time to time pursuant to Indentures to be entered into from time to time between the applicable Issuer and an Indenture Trustee; and the Certificates will be issued from time to time pursuant to a Trust Agreement establishing each Issuer. The Indentures and the Trust Agreements are referred to herein as the "Agreements."

         We have examined copies of the form of each Agreement, as filed as an exhibit to the Registration Statement, and the form of the Notes included in the form of Indenture so filed in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing examinations and assumptions and subject to the further assumptions, exceptions and qualifications set forth below, it is our opinion that when the Notes have been validly authorized and executed by or on behalf of the applicable Issuer, issued and


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authenticated in accordance with the provisions of the applicable Indenture and issued, delivered to and paid for by the purchasers thereof in accordance with the provisions of the applicable underwriting agreement, the Notes will be legally and validly issued, fully paid and nonassessable and the holders hereof will be entitled to the benefit of the related Indenture.

         This opinion is provided as a legal opinion only. No opinion may be inferred or implied beyond the matters expressly stated herein.

         We are members of the Bar of the State of New York and we express no opinion as to matters covered by laws other than those of the State of New York, and the federal laws of the United States.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus and supplement constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                           Very truly yours,

                                           /s/ Brown & Wood LLP